CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Pure World, Inc. on Form S-8 of our report dated March 19, 2004, appearing in the Annual Report on Form 10-KSB of Pure World, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


//DELOITTE & TOUCHE LLP//


Parsippany, New Jersey
July 16, 2004